Marathon Petroleum Corp. Reports First-Quarter 2021 Results
•Reported first-quarter loss of $242 million, or $(0.37) per diluted share, which includes pre-tax charges of $70 million; reported adjusted loss of $132 million, or $(0.20) per diluted share
•Reported adjusted EBITDA of $1.6 billion, driven by refining margin recovery, stability of midstream business, and continued focus to lower the overall cost structure
•Progressing renewables portfolio with final investment decision for Martinez conversion
•$21 billion Speedway sale close to completion

FINDLAY, Ohio, May 4, 2021 – Marathon Petroleum Corp. (NYSE: MPC) today reported a net loss of $242 million, or $(0.37) per diluted share, for the first quarter of 2021, compared with a net loss of $9.2 billion, or $(14.25) per diluted share, for the first quarter of 2020.
Adjusted net loss was $132 million, or $(0.20) per diluted share, for the first quarter of 2021, compared with an adjusted net loss of $106 million, or $(0.16) per diluted share, for the first quarter of 2020. First-quarter 2021 and first-quarter 2020 results include pre-tax charges of $70 million and $12.4 billion, respectively, as shown in the accompanying release tables.
“During the first quarter, our industry continued to struggle with effects of the pandemic," said Michael J. Hennigan, president and chief executive officer. "With the COVID-19 vaccination roll-out, we are beginning to see increases in global mobility and demand for transportation fuels. For the first time since the pandemic began our Refining and Marketing business generated positive adjusted EBITDA.
"We have also continued the strategic effort to reposition our company for long term success, both through the pending Speedway sale and our investments in renewables projects. The Speedway transaction is close to completion, and we reiterate our commitment to use proceeds from this transaction to strengthen the balance sheet and return capital to shareholders. Our Board of Directors approved the conversion of the Martinez refinery, and we are excited that, once permitting, engineering, and implementation are complete, Martinez will be one of the largest renewables facilities in the country."

Results from Operations
As previously announced, on Aug. 2, 2020, MPC entered into a definitive agreement to sell Speedway to 7-Eleven, Inc. for $21 billion in cash. Consistent with the reporting from prior quarters:
•Speedway’s results are required to be presented separately as discontinued operations.
•The retained direct dealer business results are reported within the Refining & Marketing segment.
•As a result of the above, MPC no longer presents a separate Retail segment, which had previously included Speedway and the direct dealer business.

	Three Months Ended March 31,
(In millions)	2021	2020
Income (loss) from continuing operations by segment
Refining & Marketing	$(598)	$(497)
Midstream	972	905
Corporate	(157)	(233)
Income from continuing operations before items not allocated to segments	217	175
Items not allocated to segments:
LCM inventory valuation adjustment	—	(3,185)
Impairments	—	(9,137)
Transaction-related costs	—	(8)
Income (loss) from continuing operations	$217	$(12,155)

Income from discontinued operations
Speedway	$330	$400
LCM inventory valuation adjustment	—	(35)
Transaction-related costs	(23)	(27)
Income from discontinued operations	$307	$338

Income (loss) from continuing and discontinued operations	$524	$(11,817)

Adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $1.6 billion in the first quarter of 2021, compared with $1.9 billion for the first quarter of 2020. As detailed in the table below, adjusted EBITDA is shown for both continuing and discontinued operations. Adjusted EBITDA from continuing operations excludes refining planned turnaround costs and first-quarter 2021 winter storm effects.

Reconciliation of Income (Loss) From Operations to Adjusted EBITDA

	Three Months Ended March 31,
(In millions)	2021	2020
Refining & Marketing Segment
Segment loss from operations	$(598)	$(497)
Add: Depreciation and amortization	478	473
Refining planned turnaround costs	112	329
Winter storm effects	31	—
Segment Adjusted EBITDA	$23	$305
Midstream Segment
Segment income from operations	$972	$905
Add: Depreciation and amortization	334	345
Winter storm effects	16	—
Segment Adjusted EBITDA	$1,322	$1,250

Segment Adjusted EBITDA	$1,345	$1,555
Corporate	(157)	(233)
Add: Depreciation and amortization	32	45
Adjusted EBITDA from continuing operations	$1,220	$1,367

Speedway
Speedway	$330	$400
Add: Depreciation and amortization(a)	2	99
Adjusted EBITDA from discontinued operations	$332	$499

Adjusted EBITDA from continuing and discontinued operations	$1,552	$1,866

(a)As of August 2, 2020, MPC ceased recording depreciation and amortization for Speedway.

Refining & Marketing (R&M)
As discussed above, R&M segment results include the results of the direct dealer business. Prior periods reflect this change in segment presentation.
R&M segment loss from operations was $598 million in the first quarter of 2021, compared with a loss of $497 million for the first quarter of 2020.
Segment adjusted EBITDA was $23 million in the first quarter of 2021, versus $305 million for the first quarter of 2020. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $112 million in the first quarter of 2021 and $329 million in the first quarter of 2020. First-quarter 2021 segment adjusted EBITDA also excludes winter storm effects of $31 million. The decrease in R&M earnings was primarily due to lower throughput and narrower crude differentials, partially offset by reduced operating costs.
R&M margin was $10.16 per barrel for the first quarter of 2021, versus $11.86 for the first quarter of 2020. Crude capacity utilization was 83%, resulting in total throughput of 2.6 million barrels per day. Clean product yield was 85%.

Midstream
Midstream segment income from operations, which primarily reflects the results of MPLX LP (NYSE: MPLX), was $972 million in the first quarter of 2021, compared with $905 million for the first quarter of 2020.
Segment adjusted EBITDA was $1.3 billion in the first quarter of 2021, versus $1.3 billion for the first quarter of 2020. First-quarter 2021 segment adjusted EBITDA excludes winter storm effects of $16 million. Results for the quarter benefited from lower operating expenses and were offset by lower gathered and processed volumes.
Corporate and Items Not Allocated
Corporate expenses totaled $157 million in the first quarter of 2021, compared with $233 million in the first quarter of 2020.
In the first quarter of 2020, items not allocated to segments included net charges of $12.3 billion.
Speedway
The results of Speedway are required to be reported separately as discontinued operations. MPC ceased recording depreciation and amortization (D&A) for Speedway in August 2020. Therefore, first-quarter 2021 results reflect no D&A, as compared to $99 million of D&A in first-quarter 2020. Results for all periods presented also exclude any allocation of corporate costs to Speedway.
Speedway income from operations was $330 million in the first quarter of 2021, compared with $400 million for the first quarter of 2020. Speedway’s adjusted EBITDA was $332 million in the first quarter of 2021, versus $499 million for the first quarter of 2020. First-quarter 2021 results reflect lower fuel margins and lower fuel volumes, partially offset by higher merchandise sales compared to the prior year.
Speedway fuel margin was 25.67 cents per gallon in the first quarter of 2021, versus 35.40 cents per gallon in the first quarter of 2020. Same-store merchandise sales increased by 7.0% year-over-year and Speedway same-store gasoline sales volume decreased by 12.3% year-over-year, reflecting the impacts of the pandemic.
Discontinued operations for the first quarter of 2021 included $23 million of costs related to the separation of Speedway, compared with the first quarter of 2020 which included a $35 million lower of cost or market (LCM) inventory charge and $27 million of costs related to the Speedway separation.
Financial Position and Liquidity
As of March 31, 2021, the company had $734 million in cash and cash equivalents (excluding MPLX’s cash and cash equivalents of $24 million), $1.3 billion outstanding under its $5 billion five-year bank revolving credit facility, no borrowings outstanding under its $1 billion 364-day bank revolving credit facility, and no borrowings outstanding under its $750 million trade receivables securitization facility. The company had $1.7 billion of outstanding commercial paper borrowings as of March 31, 2021. MPC does not intend to have outstanding commercial paper borrowings in excess of available capacity under its bank revolving credit facilities.
The company repaid the $1.0 billion of 5.125% senior notes that matured in March 2021.
Strategic and Operations Update
The company is close to completion on the $21 billion sale of Speedway to 7-Eleven and expects to use proceeds from the sale to strengthen the balance sheet and return capital to shareholders.
MPC’s Board of Directors approved the conversion of the Martinez, California facility to a renewable diesel plant. The Martinez facility is expected to produce 17,000 barrels per day of renewable diesel by the second half of 2022, with pretreatment capabilities coming online in 2023. The facility is expected to be capable of producing 48,000 barrels per day by the end of 2023.
Consistent with MPC's midstream strategy of developing long-haul pipelines and other logistics solutions, several projects advanced during the quarter, including the Wink to Webster crude oil pipeline, the Whistler natural gas pipeline, and the reversal of the Capline crude pipeline. Each of these projects includes minimum volume commitments from customers.

Second Quarter 2021 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.20
Distribution costs (in millions)	$1,250
Refining planned turnaround costs (in millions)	$100
Depreciation and amortization (in millions)	$465

Refinery throughputs (mbpd):
Crude oil refined	2,560
Other charge and blendstocks	120
Total	2,680

(a)Excludes refining planned turnaround and depreciation and amortization expense.

Corporate and unallocated items (in millions)	$175

Conference Call
At 11:00 a.m. EDT today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related material, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

###

About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. Speedway LLC, an MPC subsidiary, owns and operates retail convenience stores across the United States. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President, Investor Relations

Brian Worthington, Manager, Investor Relations
Kenan Kinsey, Analyst, Investor Relations

Media Contact: (419) 421-3312
Jamal Kheiry, Manager, Communications

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws regarding Marathon Petroleum Corporation (MPC). These forward-looking statements relate to, among other things, expectations, estimates and projections concerning the business and operations, strategy and value creation plans of MPC. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,“ “policy,” “position,” “potential,” “predict,” “priority,” “project,” “proposition,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the company’s control and are difficult to predict. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: the magnitude and duration of the COVID-19 pandemic and its effects, including travel restrictions, business and school closures, increased remote work, stay at home orders and other actions taken by individuals, government and the private sector to stem the spread of the virus, and the adverse impact thereof on our business, financial condition, results of operations and cash flows; our ability to reduce capital and operating expenses; with respect to the planned sale of Speedway, the ability to successfully complete the sale within the expected timeframe, on the expected terms, or at all, based on numerous factors, including the failure to satisfy any of the conditions to the consummation of the planned transaction (including obtaining certain governmental or regulatory approvals on the proposed terms and schedule), the occurrence of any event, change or other circumstance that could give rise to the termination of the planned transaction; MPC’s ability to utilize the proceeds as anticipated; the risk that the dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the planned transaction will exceed our estimates; and our ability to capture value and realize the other expected benefits from the associated ongoing supply relationship following consummation of the planned sale; the risk that the cost savings and any other synergies from our acquisitions may not be fully realized or may take longer to realize than expected; the risk of further impairments; the ability to complete any divestitures on commercially reasonable terms and/or within the expected timeframe, and the effects of any such divestitures on the business, financial condition, results of operations and cash flows; future levels of revenues, refining and marketing margins, operating costs, gasoline and distillate margins, merchandise margins, income from operations, net income and earnings per share; the regional, national and worldwide availability and pricing of refined products, crude oil, natural gas, NGLs and other feedstocks; consumer demand for refined products; disruptions in credit markets or changes to credit ratings; future levels of capital, environmental and maintenance expenditures; general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects, including the conversion of the Martinez Refinery to a renewable fuels facility; the receipt of relevant third party and/or regulatory approvals; the reliability of processing units and other equipment; the successful realization of business strategies, growth opportunities and expected investment; share repurchase authorizations, including the timing and amounts of such repurchases; the adequacy of capital resources and liquidity, including availability, timing and amounts of free cash flow necessary to execute business plans, complete announced capital projects and to effect any share repurchases or to maintain or increase the dividend; the effect of restructuring or reorganization of business components, including those undertaken in connection with the planned sale of Speedway; the potential effects of judicial or other proceedings, including remedial actions involving removal and reclamation obligations under environmental regulations, on the business, financial condition, results of operations and cash flows; continued or further volatility in and/or degradation of general economic, market, industry or business conditions as a result of the COVID-19 pandemic (including any related government policies and actions), other infectious disease outbreaks, natural hazards, extreme weather events or otherwise; general economic, political or regulatory developments, including changes in governmental policies relating to refined petroleum products, crude oil, natural gas or NGLs, or taxation; non-payment or non-performance by our producers and other customers; compliance with federal and state environmental, economic, health and safety, energy and other policies, permitting and regulations; the effects of actions of third parties such as competitors, activist investors or federal, foreign, state or local regulatory authorities or plaintiffs in litigation; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” in MPC’s Annual Report on Form 10-K for the year ended Dec. 31, 2020, and in Forms 10-Q and other filings, filed with the SEC. Copies of MPC's Form 10-K, Forms 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K for the year ended December 31, 2020, Forms 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.
We have based our forward-looking statements on our current expectations, estimates and projections about our business and industry. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Any forward-looking statements speak only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statements except to the extent required by applicable law.

Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
(In millions, except per-share data)	2021	2020
Revenues and other income:
Sales and other operating revenues(a)	$22,711	$22,204
Income (loss) from equity method investments(b)	91	(1,233)
Net gain on disposal of assets	3	3
Other income	77	23
Total revenues and other income	22,882	20,997
Costs and expenses:
Cost of revenues (excludes items below)(a)	21,084	20,342
LCM inventory valuation adjustment	—	3,185
Impairment expense	—	7,822
Depreciation and amortization	844	863
Selling, general and administrative expenses	575	742
Other taxes	162	198
Total costs and expenses	22,665	33,152
Income (loss) from continuing operations	217	(12,155)
Net interest and other financial costs	353	332
Loss from continuing operations before income taxes	(136)	(12,487)
Provision (benefit) for income taxes on continuing operations	34	(1,951)
Loss from continuing operations, net of tax	(170)	(10,536)
Income from discontinued operations, net of tax	234	318
Net income (loss)	64	(10,218)
Less net income (loss) attributable to:
Redeemable noncontrolling interest	20	20
Noncontrolling interests	286	(1,004)
Net loss attributable to MPC	$(242)	$(9,234)

Per share data
Basic:
Continuing operations	$(0.73)	$(14.74)
Discontinued operations	0.36	0.49
Net loss per share	$(0.37)	$(14.25)

Weighted average shares outstanding (in millions)	651	648
Diluted:
Continuing operations	$(0.73)	$(14.74)
Discontinued operations	0.36	0.49
Net loss per share	$(0.37)	$(14.25)

Weighted average shares outstanding (in millions)	651	648
(a)In accordance with discontinued operations accounting, Speedway sales to retail customers and net results are reflected in income from discontinued operations, net of tax and Refining & Marketing intercompany sales to Speedway are presented as third-party sales.
(b)The 2020 period includes $1.3 billion of impairment expense.

Income Summary for Continuing Operations (Unaudited)

	Three Months Ended March 31,
(In millions)	2021	2020
Income (loss) from continuing operations by segment
Refining & Marketing	$(598)	$(497)
Midstream	972	905
Corporate	(157)	(233)
Income from continuing operations before items not allocated to segments	217	175
Items not allocated to segments:
LCM inventory valuation adjustment	—	(3,185)
Impairments(a)	—	(9,137)
Transaction-related costs(b)	—	(8)
Income (loss) from continuing operations	217	(12,155)
Net interest and other financial costs	353	332
Loss from continuing operations before income taxes	(136)	(12,487)
Provision (benefit) for income taxes on continuing operations	34	(1,951)
Loss from continuing operations, net of tax	$(170)	$(10,536)

(a)Includes $7.3 billion goodwill impairment, $1.3 billion impairment of equity method investments and $492 million impairment of long-lived assets in 2020 period.
(b)2020 includes costs incurred in connection with the Midstream strategic review.

Income Summary for Discontinued Operations (Unaudited)

	Three Months Ended March 31,
(In millions)	2021	2020
Income from discontinued operations
Speedway	$330	$400
LCM inventory valuation adjustment	—	(35)
Transaction-related costs(a)	(23)	(27)
Income from discontinued operations	307	338
Net interest and other financial costs	4	6
Income from discontinued operations before income taxes	303	332
Provision for income taxes on discontinued operations	69	14
Income from discontinued operations, net of tax	$234	$318

(a)Costs related to the Speedway separation.

Capital Expenditures and Investments (Unaudited)

	Three Months Ended March 31,
(In millions)	2021	2020
Refining & Marketing	$134	$470
Midstream	138	474
Corporate(a)	35	56
Speedway	103	65
Total	$410	$1,065

(a)Includes capitalized interest of $14 million and $29 million for the first quarter 2021 and the first quarter 2020, respectively.

Refining & Marketing Operating Statistics (Unaudited)

	Three Months Ended March 31,
	2021	2020
Dollar per barrel of net refinery throughput:
Refining & Marketing margin(a)	$10.16	$11.86
Less:
Refining operating costs, excluding winter storm effect(b)	5.16	6.00
Winter storm effect on refining operating cost(c)	0.13	—
Distribution costs(d)	5.18	4.74
Refining planned turnaround costs	0.48	1.21
Depreciation and amortization	2.07	1.74
Plus (Less):
Other(e)	0.27	0.01
Refining & Marketing income (loss) from operations	$(2.59)	$(1.82)
Fees paid to MPLX included in distribution costs above	$3.66	$3.15

Refining & Marketing refined product sales volume (mbpd)(f)	3,067	3,588
Crude oil refining capacity (mbpcd)(g)	2,874	3,067
Crude oil capacity utilization (percent)(g)	83	91
Refinery throughputs (mbpd):
Crude oil refined	2,381	2,784
Other charge and blendstocks	184	210
Net refinery throughput	2,565	2,994
Sour crude oil throughput (percent)	48	49
Sweet crude oil throughput (percent)	52	51
Refined product yields (mbpd):
Gasoline	1,324	1,488
Distillates	881	1,020
Propane	45	58
Feedstocks and special products	222	352
Heavy fuel oil	36	37
Asphalt	97	80
Total	2,605	3,035
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	36	78
(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Winter storms in the first quarter of 2021 resulted in higher costs, including maintenance and repairs.
(d)Excludes depreciation and amortization expense.
(e)Includes income (loss) from equity method investments, net gain (loss) on disposal of assets and other income.
(f)Includes intersegment sales.
(g)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities. 2021 crude oil refining capacity excludes idled Martinez, Gallup and Dickinson facilities.

Refining & Marketing Operating Statistics by Region (Unaudited)

	Three Months Ended March 31,
	2021	2020
Gulf Coast
Dollar per barrel of refinery throughput:(a)
Refining & Marketing margin(b)	$9.13	$8.56
Refining operating costs(c)(d)	4.23	4.31
Refining planned turnaround costs	1.01	1.04
Refining depreciation and amortization	1.62	1.22

Refinery throughputs (mbpd):
Crude oil refined	925	1,137
Other charge and blendstocks	105	164
Gross refinery throughput	1,030	1,301
Sour crude oil throughput (percent)	60	58
Sweet crude oil throughput (percent)	40	42
Refined product yields (mbpd):
Gasoline	491	549
Distillates	348	416
Propane	22	30
Feedstocks and special products	170	302
Heavy fuel oil	4	10
Asphalt	25	20
Total	1,060	1,327
Inter-region refinery transfers included in throughput and yields above (mbpd)	16	46

Mid-Continent
Dollar per barrel of refinery throughput:(a)
Refining & Marketing margin(b)	$10.25	$13.05
Refining operating costs(c)(d)	4.68	5.86
Refining planned turnaround costs	0.13	1.51
Refining depreciation and amortization	1.75	1.77

Refinery throughputs (mbpd):
Crude oil refined	1,012	1,074
Other charge and blendstocks	57	59
Gross refinery throughput	1,069	1,133
Sour crude oil throughput (percent)	26	26
Sweet crude oil throughput (percent)	74	74

	Three Months Ended March 31,
	2021	2020
Refined product yields (mbpd):
Gasoline	568	603
Distillates	366	391
Propane	17	19
Feedstocks and special products	40	50
Heavy fuel oil	12	15
Asphalt	72	60
Total	1,075	1,138
Inter-region refinery transfers included in throughput and yields above (mbpd)	9	9

West Coast
Dollar per barrel of refinery throughput:(a)
Refining & Marketing margin(b)(e)	$12.09	$16.40
Refining operating costs(c)(d)	7.67	8.96
Refining planned turnaround costs	0.12	0.86
Refining depreciation and amortization	1.80	1.26

Refinery throughputs (mbpd):
Crude oil refined	444	573
Other charge and blendstocks	58	65
Gross refinery throughput	502	638
Sour crude oil throughput (percent)	72	74
Sweet crude oil throughput (percent)	28	26
Refined product yields (mbpd):
Gasoline	265	336
Distillates	167	213
Propane	6	9
Feedstocks and special products	40	64
Heavy fuel oil	28	26
Asphalt	—	—
Total	506	648
Inter-region refinery transfers included in throughput and yields above (mbpd)	11	23

(a)The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the remaining items is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
(b)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(c)Excludes refining planned turnaround and depreciation and amortization expense.
(d)Estimated winter storm refining operating cost effects excluded from regional refining operating costs.
(e)Includes direct dealer results due to our third quarter 2020 change in segment presentation.

Midstream Operating Statistics (Unaudited)

	Three Months Ended March 31,
	2021	2020
Pipeline throughputs (mbpd)(a)	5,219	5,220
Terminal throughput (mbpd)	2,613	2,966
Gathering system throughput (million cubic feet per day)(b)	5,085	5,752
Natural gas processed (million cubic feet per day)(b)	8,370	8,787
C2 (ethane) + NGLs fractionated (mbpd)(b)	559	553

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes amounts related to unconsolidated equity method investments on a 100% basis.

Speedway Operating Statistics (Unaudited)

	Three Months Ended March 31,
	2021	2020
Speedway fuel sales (millions of gallons)	1,436	1,636
Speedway fuel margin (dollars per gallon)(a)	$0.2567	$0.3540
Merchandise sales (in millions)	$1,512	$1,461
Merchandise margin (in millions)	$442	$414
Merchandise margin percent	29.3%	28.3%
Same store gasoline sales volume (period over period)(b)	(12.3)%	(8.3)%
Same store merchandise sales (period over period)(b)(c)	7.0%	0.7%
Total convenience stores at period-end	3,833	3,881

(a)Includes bankcard processing fees (as applicable).
(b)Same store comparison includes only locations owned at least 13 months.
(c)Excludes cigarettes.

Select Financial Data (Unaudited)

(In millions)	March 31 2021	December 31 2020
Cash and cash equivalents(a)	$758	$555
MPC debt(b)	12,555	11,575
MPLX debt	20,054	20,139
Total consolidated debt(b)	32,609	31,714
Redeemable noncontrolling interest	968	968
Equity	28,511	29,252
Shares outstanding	652	651

(a)Includes Speedway’s cash and cash equivalents of $134 million and $140 million, respectively, which is classified as assets held for sale on MPC’s consolidated balance sheets. Includes MPLX cash and cash equivalents of $24 million and $15 million, respectively.
(b)Includes Speedway’s debt of $129 million and $130 million, respectively, which is classified as liabilities held for sale on MPC’s consolidated balance sheets.

Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because, when reconciled to their most comparable GAAP financial measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. For the three months ended March 31, 2021, we applied a combined federal and state statutory tax rate of 24% to the adjusted pre-tax loss for those periods. We have excluded these items because we believe that they are not indicative of our core operating performance and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends.
Adjusted Diluted Earnings Per Share
Adjusted diluted earnings per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.
Reconciliation of Net Loss Attributable to MPC to Adjusted Net Loss Attributable to MPC

	Three Months Ended March 31,
(In millions)	2021	2020
Net loss attributable to MPC	$(242)	$(9,234)
Pre-tax adjustments:
LCM inventory valuation adjustment	—	3,220
Impairments	—	9,137
Transaction-related costs	23	35
Winter storm effect	47	—
Tax impact of adjustments(a)	46	(1,993)
Non-controlling interest impact of adjustments	(6)	(1,271)
Adjusted net loss attributable to MPC	$(132)	$(106)

Diluted loss per share	$(0.37)	$(14.25)
Adjusted diluted loss per share(b)	$(0.20)	$(0.16)
(a)Income taxes for adjusted earnings was calculated by applying a combined federal and state statutory tax rate of 24% to the adjusted pre-tax loss for these periods. The corresponding adjustments to reported income taxes is shown in the table above.
(b)Weighted-average diluted shares used for the adjusted net loss per share calculations do not assume the conversion of share-based awards, as the effect would be antidilutive.

Adjusted EBITDA & Segment Adjusted EBITDA
Adjusted EBITDA and Segment Adjusted EBITDA represent earnings before net interest and other financial costs, income taxes, depreciation and amortization expense as well as adjustments to exclude refining turnaround costs, items not allocated to segment results and other items shown in the table below. We believe these non-GAAP financial measures are useful to investors and analysts to analyze and compare our operating performance between periods by excluding items that do not reflect the core operating results of our business or in the case of turnarounds, which provide benefits over multiple years. We also believe that excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds. Adjusted EBITDA and Segment Adjusted EBITDA should not be considered as a substitute for, or superior to segment income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA and Segment Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Net Loss Attributable to MPC to Adjusted EBITDA from Continuing Operations

	Three Months Ended March 31,
(In millions)	2021	2020
Net loss attributable to MPC	$(242)	$(9,234)
Plus (Less):
Income from discontinued operations, net of tax	(234)	(318)
Net interest and other financial costs	353	332
Net income (loss) attributable to noncontrolling interests	306	(984)
Provision (benefit) for income taxes	34	(1,951)
Depreciation and amortization	844	863
Refining planned turnaround costs	112	329
Winter storm effect	47	—
LCM inventory valuation adjustment	—	3,185
Impairments	—	9,137
Transaction-related costs	—	8
Adjusted EBITDA from continuing operations	$1,220	$1,367

Reconciliation of Income from Discontinued Operations, Net of Tax to EBITDA from Discontinued Operations (Unaudited)

	Three Months Ended March 31,
(In millions)	2021	2020
Income from discontinued operations, net of tax	$234	$318
Plus (Less):
Net interest and other financial costs	4	6
Provision for income taxes	69	14
Depreciation and amortization(a)	2	99
LCM inventory valuation adjustment	—	35
Transaction-related costs	23	27
Adjusted EBITDA from discontinued operations	$332	$499

(a)As of August 2, 2020, MPC ceased recording depreciation and amortization for Speedway. Asset write-offs and retirements charges, which totaled $2 million for the first quarter 2021, are presented as depreciation and amortization in our financial statements for all periods presented.

Refining & Marketing Margin
Refining margin is defined as sales revenue less the cost of refinery inputs and purchased products.
Reconciliation of Refining & Marketing Loss from Operations to Refining & Marketing Gross Margin and Refining & Marketing Margin

	Three Months Ended March 31,
(In millions)	2021	2020
Refining & Marketing loss from operations(a)	$(598)	$(497)
Plus (Less):
Selling, general and administrative expenses	456	556
LCM inventory valuation adjustment	—	(3,185)
(Income) loss from equity method investments	(5)	3
Net (gain) loss on disposal of assets	(3)	—
Other income	(54)	(4)
Refining & Marketing gross margin	(204)	(3,127)
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,275	2,833
LCM inventory valuation adjustment	—	3,185
Depreciation and amortization	478	473
Gross margin excluded from Refining & Marketing margin(b)	(179)	(109)
Other taxes included in Refining & Marketing margin	(24)	(24)
Refining & Marketing margin(a)	$2,346	$3,231

Refining & Marketing margin by region:
Gulf Coast	$834	$977
Mid-Continent	978	1,335
West Coast	534	919
Refining & Marketing margin	$2,346	$3,231

(a)LCM inventory valuation adjustments are excluded from Refining & Marketing income from operations and Refining & Marketing margin.
(b)The gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers.

Speedway Fuel Margin
Speedway fuel margin is defined as the price paid by consumers less the cost of refined products, including transportation, consumer excise taxes and bankcard processing fees (where applicable).
Speedway Merchandise Margin
Speedway merchandise margin is defined as the price paid by consumers less the cost of merchandise.
Reconciliation of Income from Discontinued Operations to Speedway Gross Margin and Speedway Margin

	Three Months Ended March 31,
(in millions)	2021	2020
Income from discontinued operations	$307	$338
Plus (Less):
Operating, selling, general and administrative expenses	570	606
Income from equity method investments	(19)	(22)
Net gain on disposal of assets	—	(1)
Other income	(38)	(49)
Speedway gross margin	820	872
Plus (Less):
LCM inventory valuation adjustment	—	35
Depreciation and amortization	2	99
Speedway margin(a)	$822	$1,006

Speedway margin:
Fuel margin	$369	$579
Merchandise margin	442	414
Other margin	11	13
Speedway margin	$822	$1,006
(a)LCM inventory valuation adjustments are excluded from Speedway margin.